Exhibit 99.1

FINAL FOR RELEASE

Collectors Universe Sells Loan Portfolio to Focus on Core Grading and Authentication Services

NEWPORT BEACH, CA – August 11, 2008 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, announced today that the Company had sold the majority of its loan portfolio for approximately $3.1 million to Collateral Finance Corporation, a licensed lender in the State of California and an affiliate of Escala Group, Inc. (OTC BB: ESCL). The Company sold these loans, which were all related to coin-based collateral, for an amount that was about 0.7% over par value.

“When we established our lending arm, we intended to add liquidity and preference to the market for products certified by one of our brands that authenticates and grades collectibles,” explained Chief Executive Officer Michael Haynes. “The majority of the demand for our loans came from the coin market and coincidentally, Collateral Finance Corporation was formed as an affiliate of A-Mark Precious Metals, a major dealer in precious metal bullion and coin products. The lending activities were a relatively small part of our consolidated results and after we confirmed the continuing interest in asset based lending by other companies in the market, we began to explore opportunities to sell our portfolio in order to streamline our business and focus on our core competency and strength in authentication and grading.”

The Company retained loans with an aggregate par value of approximately $2.8 million that are generally related to stamp collateral and sports collateral, with such collateral valued at more than $5.3 million. The Company expects that those loans will be paid over the course of the next 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.    Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2007 which we filed with the Securities and Exchange Commission on September 13, 2007.

Collectors Universe, Inc.

Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report or Quarterly Reports filed with the Securities and Exchange Commission.

Contact:

Joseph Wallace	Brandi Piacente
Chief Financial Officer	Investor Relations
Collectors Universe	The Piacente Group, Inc.
949-567-1245	212-481-2050
Email: jwallace@collectors.com	Email: brandi@thepiacentegroup.com

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